UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

Filed by the Registrant / X /

Filed by a Party other than the Registrant / /

Check the appropriate box:

/ /	Preliminary Proxy Statement.
/ /	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2)).
/ /	Definitive Proxy Statement.
/ X /	Definitive Additional Materials.
/ /	Soliciting Material Pursuant to § 240.14a-12.

PUTNAM FUNDS TRUST

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement,

if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/ X /	No fee required.

/ /	Fee paid previously with preliminary materials.

/ /	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

IMPORTANT NOTICE

Putnam Mortgage Opportunities Fund

Dear Valued Shareholder,

An important matter regarding your investment in Putnam Mortgage Opportunities Fund requires your immediate attention.

For additional information on this matter, please call (800) 954-4329. Representatives are available Monday through Friday, 9 a.m. to 10 p.m., and Saturday, 10 a.m. to 2 p.m., ET.

The call only takes a few moments, and no confidential information is required. Acting now ensures you’ll no longer be contacted again about this matter.

Sincerely,

Robert L. Reynolds

President

The Putnam Funds

Text Message – Putnam Mortgage Ops

#1

You are receiving this text as a shareholder of Putnam Mortgage Opportunities Fund. Our records indicate you still haven’t voted regarding the proposed fund reorganization proposal.

Remember, by casting your proxy vote now, you ensure your shares are represented at the shareholder meeting, and Broadridge Proxy Services, the fund’s proxy agent, will not need to contact you further about the proposal.

Questions? Call (800) 914-4512.

The fund’s Special Meeting of Shareholders is scheduled for November 4, 2026.

Reply STOP to opt out.

#2

Your vote still has not been received for the upcoming Special Meeting of Shareholders for Putnam Mortgage Opportunities Fund. Vote now so your shares are represented on November 4, 2026.

Vote NOW in just a few clicks: [INSERT VOTE LINK]

Questions? Call (800) 914-4512.

Reply STOP to opt out.

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